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                                                                   Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (on Forms S-8) pertaining to the Aspect Development, Inc. 1992 Amended and Restated Stock Option Plan, 1996 Outside Directors Stock Option Plan, 1996 Employee Stock Purchase Plan; the 1997 Nonstatutory Stock Option Plan, 1992 Stock Option and Options Granted Under the Cadis, Inc. 1991 Stock Option Plan and Assumed by Aspect Development, Inc., of our report dated January 26, 1998, except with respect to paragraph 3 of Note 4, as to which the date is August 15, 1998, and paragraph 4 of Note 4, as to which the date is March 10, 2000, with respect to the consolidated financial statements of Aspect Development, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Palo Alto, California
March 27, 2000